UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

c/o Robert W Seiden, Receiver for Abakan, Inc. :  1120 Avenue of the Americas,4th Floor, New

York, New York, 10036

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 626-6709

2665 S. Bayshore Drive, Suite 450, Miami, Florida 33133

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 8.01

OTHER EVENTS.

Securities and Exchange Commission Subpoenas

As  previously  disclosed,  on  or  about  November  21,  2014,  Abakan  Inc.  (“Abakan”)  received  a  subpoena related to a non-public fact finding inquiry from the Securities and Exchange Commission (“Commission”).

On  or  about  September  29,  2015  and  October  5,  2015,  Abakan  received  further  subpoenas  from  the

Commission relating to the Commission’s inquiry.

Suspension of Product Line by Abakan’s Subsidiary MesoCoat, Inc. and Interim CEO appointed

Abakan's subsidiary MesoCoat, Inc.  (“MesoCoat”) has been revamping, focusing on preservation of assets and  creating  a  pathway  to  profitability  under  Abakan’s  receivership.  As  a  result,  a  non-profitable  product line  was  recently  suspended,  resulting  in  the  layoff  of  a  handful  of  employees  related  to  this  product  line,

including  MesoCoat’s  Chief  Executive  Officer,  Stephen  Goss.  Mr.  Goss  is  still  currently  serving  as  the

Chief Operating Officer and a director of Abakan.

The  receiver  Mr.  Seiden  has  placed  more  focus  on  the  company  becoming  profitable while  building  long term growth. Richard J. Burns has been appointed Interim CEO of MesoCoat and additional new personnel are  being  considered.  Mr.  Burns,  who  served  briefly  in  2013  as  MesoCoat’s  Chief  Operating  Officer,  re-

joins  MesoCoat  with  more  than  two  decades  of  executive  and  corporate  leadership  experience.  He  has previously successfully led engineering materials companies in Asia, Europe, South America and Mexico.

Mr.  Burns  previously  served  as  the  Vice  President  and  General  Manager  of  North  American  Engineered

Materials  for  PolyOne  Corp.,  where  he  led  the  company  to  higher-margin  products.  He  holds  a  graduate degree in engineering management from Northeastern University.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert Seiden

October 9, 2015

Name: Robert Seiden

Court Appointed Receiver